UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021 (June 5, 2021)

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2021, Cornerstone Building Brands, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Transaction Agreement”) with Nucor Insulated Panel Group Inc, a Delaware corporation (“Purchaser”), and Vulcraft Canada Inc., a British Columbia corporation (“Canada Purchaser”) to sell the Company’s Insulated Metal Panels business (the “Business”) to Purchaser and Canada Purchaser for an aggregate purchase price of $1 billion in cash, subject to customary adjustments (the “Transaction”). The Transaction is subject to customary closing conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the satisfaction or waiver of certain conditions and the other terms and conditions of the Transaction Agreement, the transaction is expected to close in the second half of 2021.

The Transaction Agreement contains representations, warranties and covenants of the parties that are customary for similar transactions. The Transaction Agreement contains customary termination rights, including if the closing has not occurred on or prior to February 5, 2022, subject to extension for regulatory reasons, and provides that upon termination of the Transaction Agreement under specified circumstances, Purchaser will pay to the Company a $45 million termination fee.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2021.

Item 7.01. Regulation FD Disclosure.

On June 7, 2021, the Company published a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is an investor presentation with respect to the Transaction dated June 7, 2021, which may be used from time to time by the Company.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release of Cornerstone Building Brands, Inc., dated June 7, 2021

99.2	Investor Presentation of Cornerstone Building Brands, Inc., dated June 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	Cornerstone Building Brands, Inc.

	By:	/s/ Alena S. Brenner
Alena S. Brenner
Executive Vice President, General Counsel and Corporate Secretary